EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2015 Financial Results

Coeur d’Alene, Idaho – August 6, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its third fiscal quarter ended June 30, 2015.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,
	2015	2014
Consolidated net (loss)	$(682)	$(656)
Consolidated net loss per share, basic and diluted	(0.06)	(0.11)
Mineral exploration expenses	292	158
Working capital	393	(1,129)

Timberline reported a consolidated net loss of $682 thousand for the quarter ended June 30, 2015, including exploration expenditures of $292 thousand.  The Company’s working capital at June 30, 2015 was $393 thousand, while the working capital in the previous year was negative due to the short term note payable in the amount of $1,000,000 from Wolfpack Gold (“Wolfpack”) that was cancelled upon completion of the acquisition of Wolfpack Gold (Nevada) Inc. (“Wolfpack US”).  The Company’s exploration expenditures during the quarter were primarily related to completing a Preliminary Economic Assessment (“PEA”) on the Talapoosa property in Nevada.  The results of the PEA support the Company’s intention to complete further metallurgical and engineering studies at Talapoosa.

Timberline’s President and CEO, Kiran Patankar, commented, “Our focus this quarter was primarily on completing a PEA on our flagship Talapoosa project in western Nevada and defining the scope of work required for a planned Pre-Feasibility Study (“PFS”) on the project.  The PEA confirms Talapoosa’s robust economic potential as an open pit, heap leach gold operation with low capital and operating costs that generates a rapid return on investment even at current low gold prices.  The PFS will optimize and de-risk Talapoosa with trade-off studies and additional metallurgical analysis, which will facilitate full project permitting and financing.  In addition, while the timing is lagging our expectations, we continue to be encouraged by progress toward a final decision by the U.S. Forest Service related to the road use permit at the Butte Highlands gold project in Montana.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County.  Current mineral resources(1) at the Talapoosa project include 1.01 million gold ounces and 13.65 million silver ounces (M&I), plus an additional 0.23 million gold ounces and 2.17 million silver ounces (Inferred).  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its reported resource(2) of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area, and has recently completed a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

(1) Refer to Technical Report and Resource Estimate on the Talapoosa Project, Nevada, WSP Canada Inc., Effective March 24, 2015, Filed on SEDAR April 1, 2015

(2) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

Cautionary Statements

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources",  "Measured & Indicated Resources" and “Inferred Resources”  We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.  The PEA is not a definitive feasibility study and our projects currently do not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. The results of the PEA are preliminary in nature and include Inferred Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the results of the PEA will be realized.

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Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to: statements regarding the Company’s intention to complete further metallurgical and engineering studies at Talapoosa, financing and generating a feasibility study at Talapoosa, optimizing the Talapoosa project with trade-off studies and additional metallurgical analysis, timing and receipt of the U.S. Forest Service Road Use Permit, advancing development projects in Nevada, and exploration potential at Eureka.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those risks set forth in this press release under the heading “Risks”, risks related to exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Talapoosa option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer
Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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